UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as a Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 19, 2022, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust, issued the following press release:

Norcross Braca Group Calls for Appointment of Monitor to Break 4-4 Board Stalemate in Amended Complaint as Evidence of Republic First’s Board Dysfunction and Paralysis Grows and Damage to Shareholders Builds

In Recent Weeks, Republic First Announced Delayed Annual Meeting, Inability to File Required 10-K, and Independent Audit of Related Party Transactions and Failed to Respond to Offer to Purchase Up to a Majority of the Entity

CAMDEN, NJ: George E. Norcross, III, Gregory B. Braca and Philip A. Norcross have sought permission from the Philadelphia Court of Common Pleas to file an amended complaint in their lawsuit against Republic First Bancorp, Inc. (“Republic First” or the “Company”) (FRBK) and certain of its directors, Vernon W. Hill, II, Brian Tierney, Theodore J. Flocco, Jr., and Barry L. Spevak, seeking the scheduling of an annual meeting, appointing a monitor to break the Board’s apparent paralysis and preventing any changes designed to protect or enrich current leadership upon a change of control. On March 8, 2022, the three leaders of the Norcross Braca group initially filed their lawsuit in response to public disclosure of efforts to modify employment and compensation agreements in order to entrench Hill as Chairman and CEO and disenfranchise the Republic First shareholders.

The Norcross Braca group’s amended filing comes in response to public disclosure by the Company of deep dysfunction and the apparent paralysis of the Company’s Board of Directors. Earlier this month, Republic First notified the Securities and Exchange Commission (SEC) that its auditor requested an independent investigation of related-party transactions and the Company, and consequently that it would be unable to file its required 10-K annual report in a timely manner. The Company also announced it expects that its annual meeting of shareholders will be delayed until conclusion of the investigation and filing of the Company’s 10-K. On April 1, 2022, the NASDAQ Stock Market (“Nasdaq”) notified the Company that it is no longer in compliance with the Nasdaq Listing Rules since the Company has not yet filed its 10-K.

Additionally, the Company failed to respond to an offer by the Norcross Braca group made on March 11, 2022 to inject $50 million into its operations through the purchase of newly-issued non-voting preferred stock of the Company and obtain up to a majority stake in the Company via the purchase of common stock in a subsequent transaction. After Republic First failed to respond by the initial deadline, the offer was extended for one week until it expired on Monday, March 28, 2022 with no response. On March 29, 2022 the Norcross Braca group filed a second lawsuit to compel Republic First to make available for inspection the Company’s books and records as is required under Pennsylvania law. The Norcross Braca group first requested access to specific Company information on February 16, 2022, more than two (2) months ago. On March 7, 2022, the group submitted a supplemental demand and a third communication sent on March 21, 2022 demanding that the Company be fully transparent with its shareholders. Earlier this month the trio filed a Motion for Preliminary Injunction and Specific Performance seeking to inspect certain of the Company’s books and records.

This is the third time and at the third bank that Republic First CEO Vernon W. Hill, II has been accused of improper related-party transactions. Hill separated from the first two banks after great cost to the companies and their respective shareholders.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Group (as defined below) intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to the election of directors of Republic First Bancorp, Inc. (the “Issuer”), which the Group expects will occur at the 2022 annual meeting of shareholders once scheduled by the Issuer (the “2022 Annual Meeting”).

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING. A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ THE GROUP’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV [sec.gov].

GEORGE E. NORCROSS, III, et al.,	:	COURT OF COMMON PLEAS
	:	PHILADELPHIA COUNTY
Plaintiffs,	:
	:	March Term 2022
vs.	:
	:	No. 220300955
REPUBLIC FIRST BANCORP, INC., et al.,	:
	:	COMMERCE PROGRAM
Defendants.	:

ORDER

AND NOW, this                      day of                             , 2022, upon consideration of Plaintiffs’ Motion for Leave to Amend Complaint and any response thereto, it is hereby ORDERED that the Motion is GRANTED. Plaintiffs shall be permitted to file the Amended Verified Complaint attached as Exhibit 2 to Plaintiffs’ Motion for Leave to Amend Complaint.

BY THE COURT:

, J.

BALLARD SPAHR LLP
BY: David H. Pittinsky, No. 4552	OF COUNSEL:
Adrian R. King, Jr., No. 69315
M. Norman Goldberger, No. 28241	Brian T. Frawley*
Laura E. Krabill, No. 76879	SULLIVAN & CROMWELL LLP
Timothy D. Katsiff, No. 75490	125 Broad Street
Shawn F. Summers, No. 327471	New York, NY 10004-2498
Paul K. Ort, No. 326044	212.558.4000
1735 Market Street, 51st Floor	frawleyb@sullcrom.com
Philadelphia, PA 19103-7599
T: (215) 864–8622	* pro hac vice forthcoming
F: (215) 864–8999
E: kinga@ballardspahr.com	Attorneys for Plaintiffs

GEORGE E. NORCROSS, III, et al.,	:	COURT OF COMMON PLEAS
	:	PHILADELPHIA COUNTY
Plaintiffs,	:
	:	March Term 2022
vs.	:
	:	No. 220300955
REPUBLIC FIRST BANCORP, INC., et al.,	:
	:	COMMERCE PROGRAM
Defendants.	:

PLAINTIFFS’ MOTION FOR LEAVE TO AMEND COMPLAINT

Plaintiffs, George E. Norcross, III, Gregory B. Braca, and Philip A. Norcross (“Plaintiffs”), by and through undersigned counsel and pursuant to Pennsylvania Rule of Civil Procedure 1033, hereby move for leave to amend the complaint (“Complaint”1) they filed in this action on March 8, 2022 against Defendants, Republic First Bancorp, Inc. (“Republic First” or the “Company”), and Vernon W. Hill, II, Theodore J. Flocco, Jr., Brian Tierney, and Barry Spevak (“Director Defendants”, and collectively with the Company, “Defendants”), on the grounds that new facts have developed since March 8, 2021 that support Plaintiffs’ existing claims—and form the basis of new claims.

[1]	A copy of the Complaint, excluding all exhibits thereto except Exhibit B, is attached hereto as Exhibit 1.

I.    FACTS

1.    Since late 2021, Republic First has been facing a proxy contest where one of its shareholders has indicated that it intends to nominate a slate of directors for election instead of three incumbent board members up for reelection at the Company’s next annual meeting.

2.    On March 4, 2022, four members of the Company’s eight member board of directors (the “Board”) issued an extraordinary press release (the “Press Release”), alerting the Company’s shareholders that the other four directors, the Director Defendants in this action, were engaged in misconduct, attempting to circumvent governance procedures and taking steps to entrench themselves and ensure that defendant Vernon W. Hill, II (“Hill”) retained his position on the Board and as Chief Executive Officer (“CEO” ) by impeding the shareholder’s exercise of their fundamental director voting rights at the next annual meeting. See Press Release, Ex. B to Compl (Ex 1).

3.    In the Press Release, the four concerned directors (namely, Andrew B. Cohen, Lisa Jacobs, Harry Madonna and Harris Wildstein—collectively, the “Concerned Directors”) identified several actions being taken by the Director Defendants that they viewed as inappropriate and harmful, including the “[e]xtension of a related party agreement providing a retainer for a company owned by [Hill’s] wife for architecture, interior design and related services” and “[a]greements obligating the incurrence of expenses related to the opening of new branches and the renovation of existing branches,” noting that “the Board should reassess any related party transactions with individual directors and insiders, including agreements with outside advisors or service firms,” after the shareholders had the opportunity to freely and fairly vote for their preferred directors in the next annual meeting of shareholders.

4.    “Most critical[    ]” of the actions taken or proposed by the Director Defendants according to the Concerned Directors were revisions “to certain employment contracts that would provide significantly augmented severance payments to, and risk retention of, key executives should Mr. Hill be voted off the Company’s Board at the upcoming Annual Meeting or cease to serve as CEO.” Id.

5.    Alarmingly, the Concerned Directors warned: “The Concerned Directors wish to make clear that, in manipulation of proper governance processes, certain of these actions already have been approved by directors of the Company’s primary subsidiary. The Concerned Directors do not believe that the majority of the subsidiary’s directors are fully independent. In other instances, transactions have been approved by Board committees in order to sidestep a review by the full Board.” Id.

6.    The Concerned Directors also specifically recognized the critical harm to shareholders’ voting rights and to the entire Company from the Director Defendants’ egregious misconduct. The Press Release explains:

The Concerned Directors understand that proposed amendments to executive compensation agreements might revise the definition of “Change of Control” to include the circumstance where “Vernon Hill ceases to be either the Chairman of the Board of Directors of the Company, or ceases to serve as the Chief Executive Officer of the Bank.”

The Concerned Directors strongly disagree with such amendments, which they believe would:

•            Trigger costly change of control severance payments to key executives, including the Chief Financial Officer, Chief Credit Officer, the President and Chief Operating Officer, and the Chief Risk Management Officer; and

•            Put retention of virtually the entire senior management team at risk.

These issues are especially significant given the Company is embattled with dissident shareholders who have nominated individuals for election to the Board at the Annual Meeting to replace Mr. Hill as well as Theodore Flocco and Barry Spevak, who comprise the majority of a three-member Compensation Committee, which would need to approve any executive compensation arrangement amendments.

The Concerned Directors believe any amendments to executive compensation agreements that would provide severance should Mr. Hill not win reelection to the Board are both punitive and potentially damaging to the Company and the Board. Such amendments must be tabled immediately to avoid Board entrenchment and a breach of fiduciary duties.

Adopting the aforementioned proposals could constitute serious legal violations, given that any thinly-veiled attempt to provide a management slate of nominees with an advantage and to undermine a dissident’s election and proxy efforts is inequitable and impermissible under Pennsylvania law. Significantly, adoption of these proposals would likely impose direct costs on all shareholders, some of them potentially irrevocable, by way of blatant self-dealing for personal benefit.

Id. (emphasis in original).

7.    The Press Release closed with a plea to the Director Defendants and a stark warning to Company shareholders: “The Concerned Directors implore current Board members Vernon Hill, Theodore Flocco, Barry Spevak and Brian Tierney to do the right thing and forego proposing or acting on any material corporate actions, including those enumerated above, until after shareholders have spoken at the Annual Meeting. The Concerned Directors urge shareholders to take full heed of ongoing Company news and remain vigilant of the Board’s potentially destructive actions.” Id.

8.    In response to this startling Press Release, on March 8, 2022, Plaintiffs, who are substantial shareholders of Republic First, took full heed of the Concerned Directors’ ominous admonition to shareholders to protect their fundamental right to decide who may serve as directors of their corporation by filing this action. In their Complaint against the Company and the Director Defendants, Plaintiffs allege two causes of action for Violation of Shareholder Voting Rights and Section 1105 Fundamentally Unfair Transactions. The Complaint detailed, among other things, inequitable and unlawful conduct by the Director Defendants intended to entrench themselves in office by depriving shareholders of their voting rights and sought declaratory and injunctive relief to protect the shareholder franchise. See generally Ex. 1.

9.    On March 17, 2022, the Defendants accepted service of the Complaint. Apr. 18, 2022 Dkt. Entry.

10.    Defendants requested and Plaintiffs granted an extension to May 6, 2022 to answer the Complaint. No defendant has yet answered the Complaint.

11.    After Plaintiffs filed the Complaint in this action, numerous developments have only deepened the crisis at the Company and further threatened Plaintiffs’ rights as shareholders. These developments are described in Plaintiffs’ proposed Amended Verified Complaint, attached hereto as Exhibit 2. A redline demonstrating Plaintiffs’ proposed amendments is attached hereto as Exhibit 3.

12.    For example, the deadlock in the Company’s Board evidenced by the Press Release has only deepened, prevented the Company from performing certain essential business functions, including acting on Plaintiffs’ significant March 11, 2022, proposal to infuse $50 million into the Company. Ex. 2 ¶¶ 17–18, 141. And on March 17, 2022, the Company announced that it was unable to timely finalize or file its Annual Report with the SEC. Ex. 2 ¶¶ 22, 124. Disturbingly, on April 1, 2022 the Company announced that it would not schedule its annual meeting or file its Form 10-K until an investigation demanded by its auditors is completed. Ex. 2 ¶¶ 24, 126. Despite demands from Plaintiffs and from other large Company shareholders, the Board has persisted in failing to schedule the Company’s annual meeting to allow the shareholders’ voices to be heard. Ex. 2 ¶¶ 19, 28, 39, 139. Finally, due to the Company’s failure to timely file its annual report on Form 10-K, the Company has been advised by Nasdaq that it is no longer in compliance with Nasdaq’s rules which could result in delisting if the Company does not correct its violation. Ex. 2 ¶¶ 26–27, 128–129.

13.    These new developments give rise to additional claims against the Defendants and a compelling need for additional remedies to protect shareholders, including the appointment of a new, independent director to break the deadlock in the Board and directing the Company to hold promptly its annual meeting.

14.    On April 13, 2022, counsel for Plaintiffs contacted counsel for the Defendants, and requested that Defendants consent to the filing of the Amended Verified Complaint attached hereto as Exhibit 2.

15.    As of the date of this filing, the Director Defendants have not responded to Plaintiffs’ request. The Company, however, has refused to consent and instead taken the position that “[t]he additional claims included in the proposed amendment have no merit making the amendment futile.” 2

II.    LEAVE TO AMEND SHOULD BE GRANTED

16.    Pennsylvania Rule of Civil Procedure 1033 provides that, with leave of court, a party may amend their complaint to aver conduct that occurred after its filing:

A party, either by filed consent of the adverse party or by leave of court, may at any time change the form of action, add a person as a party, correct the name of a party, or otherwise amend the pleading. The amended pleading may aver transactions or occurrences which have happened before or after the filing of the original pleading, even though they give rise to a new cause of action or defense.

Pa. R.C.P. 1033.

[2]	A true and correct copy of the Company’s counsel’s email is attached hereto as Exhibit 4.

17.    Courts in Pennsylvania have uniformly held that amendments should be liberally permitted except where prejudice to the other party will result. See Hill v. Ofalt, 85 A.3d 540, 557 (Pa. Super. Ct. 2014) (quoting Werner v. Zazyczny, 681 A.2d 1331, 1338 (Pa. 1996)) (“Leave to amend lies within the sound discretion of the trial court and the right to amend should be liberally granted at any stage of the proceedings unless there is an error of law or resulting prejudice to an adverse party.”). “The broad authority of the courts to allow an amendment at any time has repeatedly been formulated as allowing an amendment after the pleadings have been closed, while a motion for judgment on the pleadings is pending, at trial, and even after judgment . . . .” Standard Pennsylvania Practice 2d § 24:27. Courts may deny amendment on grounds of prejudice, for example, due to a plaintiff’s long delay in presenting entirely new theories of recovery until after judgment. Newcomer v. Civil Service Com., 515 A.2d 108, 111 (Pa. Commw. Ct. 1986) (“[T]he later in the case such a petition is filed, the more it can be presumed that prejudice will flow from its grant. . . .”).

18.    As described above, a deepening crisis at the Company since the commencement of this action is further injuring Plaintiffs. The foregoing facts, as fully set forth in detail in the proposed Amended Verified Complaint, serve as additional bases for Plaintiffs’ existing claims against Defendants, are highly relevant to this action, and also form the bases of new claims and further remedies.

19.    For example, the hopeless deadlock of the Company’s Board combined with the shareholders’ inability to break the deadlock due to the Company’s failure to hold its annual meeting (and thus allow for a director election that may break the deadlock) requires the immediate appointment of a custodian under 15 Pa. C.S. § 1767, at least until the director election is held. Ex. 2 ¶¶ 154–166. And the Company’s failure to set an annual meeting requires additional immediate injunctive relief. Ex. 2 ¶¶ 167–175.

20.    Defendants could not possibly be prejudiced by the proposed amendment because they have not even responded to the Complaint. Instead, Plaintiffs seek amendment at the infancy of this action, prior to the close of pleadings, and Defendants will have ample time to defend against Plaintiffs’ amended claims. C.f. Newcomer, 515 A.2d at 111. Moreover, the newly alleged facts relate to the same or similar course of publicly disclosed conduct already encompassed in Plaintiffs’ existing claims, which broadly allege injury to shareholder rights.

21.    Given the embryonic stage of this case and the absence of any Answer or Preliminary Objections filed or any discovery, the Company’s refusal to consent to Plaintiffs’ filing an amended complaint, purportedly based on “futility,” appears designed only to delay and complicate the proceedings in this case. Agreeing to Plaintiffs’ filing would not constitute some admission by Defendants that the new claims are meritorious; it would simply ensure that this Court would address the sufficiency of the pleadings once (in connection with preliminary objections) rather than potentially in seriatim motions. If the Company believes Plaintiffs’ new proposed claims lack merit, it would have no problem including those assertions in preliminary objections to the additional claims after the amended complaint is filed, along with any challenges Defendants intend to assert to the original claims. Rule 1028 requires that all Preliminary Objections to all claims be raised at one time. See Pa. R.C.P. 1028(b) and (c). The Company’s refusal to consent to this amendment violates the spirit of Rule 1028 and the general principal guiding all of the Pennsylvania rules that “[t]he rules shall be liberally construed to secure the just, speedy and inexpensive determination of every action . .. .” Pa. R.C.P. 126.

22.    In any case, the Company’s contention that the new claims asserted in the proposed Amended Complaint are “futile” cannot succeed as a matter of law.

23.    “[T]he right to amend should not be withheld where there is some reasonable possibility that amendment can be accomplished successfully.” Hill, 85 A.3d at 557 (Pa. Super. Ct. 2014) (quoting In re Estate of Luongo, 823 A.2d 942, 946 (Pa. Super. Ct. 2003)). To establish that a claim is instead “futile,” Defendants must satisfy the standard for granting preliminary objections in the nature of a demurrer to the new counts. See, e.g., Cutting Edge Sports, Inc. v. Bene-Marc, Inc., 2006 Phila Ct. Com. Pl. LEXIS 212, at *3 (CCP Phila Cnty. May 2, 2006) (applying “preliminary objection standard” to determine that proposed counts were futile because one was time-barred and the other was supported by “no allegation”).

24.    The question presented by a preliminary objection in the nature of demurrer is “whether, on the facts averred, the law says with certainty that no recovery is possible.” Hoffman v. Misericordia Hosp. of Philadelphia, 267 A.2d 867, 868 (Pa. 1970). When evaluating a demurrer, a court must accept as true all well-plead material facts set forth in the complaint, and draw all reasonable inferences in favor of the plaintiff. Id. “[I]f there is any doubt as to whether the demurrer should be sustained, such doubt should be resolved in favor of refusing to enter it.” Id.

25.    Here, Plaintiffs’ proposed amendment contains numerous new well-pled facts that are more than sufficient to support Plaintiffs’ two new causes of action for injunctive and declaratory relief.

26.    Specifically, in the new proposed Count III, Plaintiffs bring a claim under 15 Pa. C.S. §§ 1767 and 1981(a) which authorize the Court, “upon application of any shareholder,” to “appoint one or more persons to be custodians of and for any business corporation” when it is made to appear that “directors are deadlocked . . . and the shareholders are unable to break the deadlock and that irreparable injury to the corporation is being suffered or is threatened by reason thereof.”

27.    The facts alleged in the proposed Amended Complaint and reasonable inferences to be drawn from those facts amply demonstrate that: (1) the directors are deadlocked; (2) the shareholders are unable to break the deadlock; and (3) that irreparable injury to the corporation is threatened by the deadlock.

28.    In particular, as the proposed Amended Complaint details, the Board is split evenly between the four “Concerned Directors” and the four Director Defendants, so much so that the Concerned Directors felt it necessary to publicly air their grievances and invite Republic First shareholders to take action to address the misconduct of their fellow Board members. Ex. 2 ¶¶ 7–15; 120.

29.    Apparently, in retaliation, the compensation committee of the Board (which is controlled by the Director Defendants) failed to renew Concerned Director Madonna’s employment agreement with the Company. Ex. 2 ¶ 55.

30.    This level of rancor among members of a board of directors of a public company playing out in the press is virtually unprecedented and clearly demonstrates that the Board is in a deadlock, incapable of agreeing on critical issues facing the Company.

31.    While Plaintiffs do not have insight at this early pleading stage prior to any discovery into all of the other disputes between the directors, the Amended Complaint alleges additional facts to demonstrate deadlock including the Company’s (a) failure to respond to Plaintiffs’ multiple direct communications, (b) failure to investigate and remedy related party transactions until required to do so by its independent auditors, and (c) its failure to schedule its annual shareholder meeting and file its annual report on Form 10-K.

32.    Specifically, on February 25, 2022, Plaintiffs delivered a letter to the Board seeking a waiver under the Company’s Articles of Incorporation to exceed 10% ownership of the Company’s shares. The Board did not allow or reject the request; it just never responded at all. Ex. 2 ¶ 92.

33.    Likewise, on March 11, 2022, Plaintiffs made a proposal to the Company to inject $50 million in capital into the Company. Again, the Board did not respond to the Proposal before it expired despite Plaintiffs extending the Proposal twice to give the Board additional time to respond substantively. Still the Board failed to act, not even exploring, much less accepting or rejecting the Proposal. Ex. 2 ¶¶ 93–94.

34.    Next, the Company has traditionally announced the date for its annual meeting of shareholders on or before March 10th of each year with the meeting taking place in late April or early May. By mid-March 2022, the Company had not announced the date for its 2022 annual meeting. Ex. 2 ¶¶ 123–126. It still has not done so.

35.    On March 17, 2022, Republic First announced that it was unable to file its annual report on Form 10-K by the deadline but believed it would be able to file within the fifteen day extension provided by SEC rules. Ex. 2 ¶ 124.

36.    Then, on April 1, 2022, the Company announced it was not filing its Form 10-K by the extended deadline because its auditors had demanded an investigation into a number of related-party transactions including those addressed in this action. Ex. 2 ¶ 126.

37.    The April 1 announcement gave no indication of how long the delay in filing its Form 10-K would be and also noted that the Company would delay its 2022 Annual Meeting of Shareholders until the conclusion of the investigation and the filing of the Company’s Form 10-K. Id.

38.    In essence, the Director Defendants are taking advantage of their own wrongdoing, which prompted the Concerned Directors’ Press Release and the filing of the original complaint in this action, to remain in power for the foreseeable future while the shareholders are helpless to vote them out, all the while the Board deadlock is preventing the Company from acting on critical issues, like the potential infusion into the Company of $50 million and the filing of the Company’s annual report.

39.    Indeed, the deadlock in the Board may have disastrous effects on the Company and its shareholders. On April 1, 2022, Nasdaq advised the Company that it was “no longer in compliance with the Nasdaq Listing Rules since the Company has not yet filed its Annual Report on Form 10-K . . .” Under Nasdaq rules, the Company has 60 days to either cure the deficiency or submit a plan to Nasdaq showing how it intends to regain compliance or it will face delisting. If the Board deadlock prevents the Company from filing its Form 10-K, the Company and its shareholders could suffer substantial harm. Ex. 2 ¶¶ 128–129.

40.    Plaintiffs’ proposed amended complaint details these facts (and more) to easily demonstrate a reasonable inference that the Company’s directors are deadlocked; that the deadlock is preventing the Board from performing essential business functions endangering the operation of the Company, and that Plaintiffs cannot break the deadlock due to the Company’s failure to hold its annual meeting. Ex. 2 ¶¶ 154–166. Count III of the proposed amended complaint is fully supported and states a strong claim; the Company’s contention to the contrary is meritless.

41.    Likewise, in its new Count IV, the proposed Amended Complaint asserts a claim under 15 Pa. C.S. § 1755 which requires that corporations hold annual shareholder meetings for the election of directors every calendar year. Again, the proposed Amended Complaint pleads ample facts to support this claim.

42.    In particular, the Company has itself admitted publicly that its annual meeting—which has historically taken place in April—has been indefinitely delayed pending the conclusion of the investigation requested by the Company’s auditors. This action impermissibly delays and interferes with Plaintiffs’ right to vote for a competing slate of directors at the annual meeting. Ex. 2 ¶¶ 167–175.

43.    Although the Company may not like Plaintiffs’ new factual allegations or may dispute the inferences that may be drawn from them, this does not warrant the Company’s refusal, at this very early stage of the proceedings, to consent to Plaintiffs’ request to amend, as the new allegations are no doubt sufficient to survive any demurrer. See Hill 85 A.3d at 557 (“[T]he right to amend should not be withheld where there is some reasonable possibility that amendment can be accomplished successfully.”); Hoffman, 267 A.2d at 868 (all well-plead material facts must be accepted as true). Id.

44.    It is the Company’s objection to this filing that entirely lacks merit—not the proposed Amended Complaint.

WHEREFORE, Plaintiffs respectfully request that the Court grant this motion for leave to amend the Complaint and permit Plaintiffs to file the Amended Verified Complaint attached hereto as Exhibit 2.

Respectfully submitted,

BALLARD SPAHR LLP
Dated: April 19, 2022	By:
/s/ M. Norman Goldberger
OF COUNSEL:		David H. Pittinsky, No. 4552
Adrian R. King, Jr., No. 69315
Brian T. Frawley* SULLIVAN & CROMWELL LLP 125 Broad Street New York, NY 10004-2498 212.558.4000 frawleyb@sullcrom.com		M. Norman Goldberger, No. 28241 Laura E. Krabill, No. 76879 Timothy D. Katsiff, No. 75490 Shawn F. Summers, No. 327471 Paul K. Ort, No. 326044
Attorneys for Plaintiffs
* pro hac vice forthcoming

BALLARD SPAHR LLP

BY:    David H. Pittinsky, No. 4552

  Adrian R. King, Jr., No. 69315

  M. Norman Goldberger, No. 28241

  Laura E. Krabill, No. 76879

  Timothy D. Katsiff, No. 75490

  Shawn F. Summers, No. 327471

  Paul K. Ort, No. 326044

1735 Market Street, 51st Floor

Philadelphia, PA 19103-7599

T: (215) 864–8622

F: (215) 864–8999

E: kinga@ballardspahr.com

OF COUNSEL: Brian T. Frawley* SULLIVAN & CROMWELL LLP 125 Broad Street New York, NY 10004-2498 212.558.4000 frawleyb@sullcrom.com * pro hac vice forthcoming Attorneys for Plaintiffs
GEORGE E. NORCROSS, III, et al., Plaintiffs, vs. REPUBLIC FIRST BANCORP, INC., et al., Defendants.	: : : : : : : : :	COURT OF COMMON PLEAS PHILADELPHIA COUNTY March Term 2022 No. 220300955 COMMERCE PROGRAM

PLAINTIFFS’ BRIEF IN SUPPORT OF

MOTION FOR LEAVE TO AMEND COMPLAINT

I.    MATTER BEFORE THE COURT

Before the Court is the motion of Plaintiffs, George E. Norcross, III, Gregory B. Braca, and Philip A. Norcross (“Plaintiffs”), for leave to amend the complaint (“Complaint”1) they filed in this action on March 8, 2022 against Defendants, Republic First Bancorp, Inc. (“Republic First” or the “Company”), and Vernon W. Hill, II, Theodore J. Flocco, Jr., Brian Tierney, and Barry Spevak (“Director Defendants”, and collectively with the Company, “Defendants”).

[1]	A copy of the Complaint, excluding all exhibits thereto (except Exhibit B), is attached to the Motion as Exhibit 1.

II.    STATEMENT OF QUESTIONS INVOLVED

1.

Whether Plaintiffs should be granted leave to amend the Complaint, where new facts have developed since March 8, 2021 that support Plaintiffs’ existing claims—and form the basis of new claims—and no prejudice to Defendants would result?

Suggested Answer: Yes.

III.    FACTS

Since late 2021, Republic First has been facing a proxy contest where one of its shareholders has indicated that it intends to nominate a slate of directors for election instead of three incumbent board members up for reelection at the Company’s next annual meeting. On March 4, 2022, four members of the Company’s eight member board of directors (the “Board”) issued an extraordinary press release (the “Press Release”), alerting the Company’s shareholders that the other four directors, the Director Defendants in this action, were engaged in misconduct, attempting to circumvent governance procedures and taking steps to entrench themselves and ensure that defendant Vernon W. Hill, II (“Hill”) retained his position on the Board and as Chief Executive Officer (“CEO”) by impeding the shareholder’s exercise of their fundamental director voting rights at the next annual meeting. See Press Release, Ex. B to Compl (Ex 1).

In the Press Release, the four concerned directors (namely, Andrew B. Cohen, Lisa Jacobs, Harry Madonna and Harris Wildstein—collectively, the “Concerned Directors”) identified several actions being taken by the Director Defendants that they viewed as inappropriate and harmful, including the “[e]xtension of a related party agreement providing a retainer for a company owned by [Hill’s] wife for architecture, interior design and related services” and “[a]greements obligating the incurrence of expenses related to the opening of new branches and the renovation of existing branches,” noting that “the Board should reassess any related party transactions with individual directors and insiders, including agreements with outside advisors or service firms,” after the shareholders had the opportunity to freely and fairly vote for their preferred directors in the next annual meeting of shareholders. “Most critical[]” of the actions taken or proposed by the Director Defendants according to the Concerned Directors were revisions “to certain employment contracts that would provide significantly augmented severance payments to, and risk retention of, key executives should Mr. Hill be voted off the Company’s Board at the upcoming Annual Meeting or cease to serve as CEO.” Id. Alarmingly, the Concerned Directors warned: “The Concerned Directors wish to make clear that, in manipulation of proper governance processes, certain of these actions already have been approved by directors of the Company’s primary subsidiary. The Concerned Directors do not believe that the majority of the subsidiary’s directors are fully independent. In other instances, transactions have been approved by Board committees in order to sidestep a review by the full Board.” Id.

The Concerned Directors also specifically recognized the critical harm to shareholders’ voting rights and to the entire Company from the Director Defendants’ egregious misconduct. The Press Release explains:

The Concerned Directors understand that proposed amendments to executive compensation agreements might revise the definition of “Change of Control” to include the circumstance where “Vernon Hill ceases to be either the Chairman of the Board of Directors of the Company, or ceases to serve as the Chief Executive Officer of the Bank.”

The Concerned Directors strongly disagree with such amendments, which they believe would:

•            Trigger costly change of control severance payments to key executives, including the Chief Financial Officer, Chief Credit Officer, the President and Chief Operating Officer, and the Chief Risk Management Officer; and

•            Put retention of virtually the entire senior management team at risk.

These issues are especially significant given the Company is embattled with dissident shareholders who have nominated individuals for election to the Board at the Annual Meeting to replace Mr. Hill as well as Theodore Flocco and Barry Spevak, who comprise the majority of a three-member Compensation Committee, which would need to approve any executive compensation arrangement amendments.

The Concerned Directors believe any amendments to executive compensation agreements that would provide severance should Mr. Hill not win reelection to the Board are both punitive and potentially damaging to the Company and the Board. Such amendments must be tabled immediately to avoid Board entrenchment and a breach of fiduciary duties.

Adopting the aforementioned proposals could constitute serious legal violations, given that any thinly-veiled attempt to provide a management slate of nominees with an advantage and to undermine a dissident’s election and proxy efforts is inequitable and impermissible under Pennsylvania law. Significantly, adoption of these proposals would likely impose direct costs on all shareholders, some of them potentially irrevocable, by way of blatant self-dealing for personal benefit.

Id. (emphasis in original).

The Press Release closed with a plea to the Director Defendants and a stark warning to Company shareholders: “The Concerned Directors implore current Board members Vernon Hill, Theodore Flocco, Barry Spevak and Brian Tierney to do the right thing and forego proposing or acting on any material corporate actions, including those enumerated above, until after shareholders have spoken at the Annual Meeting. The Concerned Directors urge shareholders to take full heed of ongoing Company news and remain vigilant of the Board’s potentially destructive actions.” Id.

In response to this startling Press Release, on March 8, 2022, Plaintiffs, who are substantial shareholders of Republic First, took full heed of the Concerned Directors’ ominous admonition to shareholders to protect their fundamental right to decide who may serve as directors of their corporation by filing this action. In their Complaint against the Company and the Director Defendants, Plaintiffs allege two causes of action for Violation of Shareholder Voting Rights and Section 1105 Fundamentally Unfair Transactions. The Complaint detailed, among other things, inequitable and unlawful conduct by the Director Defendants intended to entrench themselves in office by depriving shareholders of their voting rights and sought declaratory and injunctive relief to protect the shareholder franchise. See generally Ex. 1. On March 17, 2022, the Defendants accepted service of the Complaint. Apr. 18, 2022 Dkt. Entry. Defendants requested and Plaintiffs granted an extension to May 6, 2022 to answer the Complaint. No defendant has yet answered the Complaint.

After Plaintiffs filed the Complaint in this action, numerous developments have only deepened the crisis at the Company and further threatened Plaintiffs’ rights as shareholders. These developments are described in Plaintiffs’ proposed Amended Verified Complaint, attached hereto as Exhibit 2. A redline demonstrating Plaintiffs’ proposed amendments is attached hereto as Exhibit 3.

For example, the deadlock in the Company’s Board evidenced by the Press Release has only deepened, prevented the Company from performing certain essential business functions, including acting on Plaintiffs’ significant March 11, 2022, proposal to infuse $50 million into the Company. Ex. 2 ¶¶ 17–18, 141. And on March 17, 2022, the Company announced that it was unable to timely finalize or file its Annual Report with the SEC. Ex. 2 ¶¶ 22, 124. Disturbingly, on April 1, 2022 the Company announced that it would not schedule its annual meeting or file its Form 10-K until an investigation demanded by its auditors is completed. Ex. 2 ¶¶ 24, 126. Despite demands from Plaintiffs and from other large Company shareholders, the Board has persisted in failing to schedule the Company’s annual meeting to allow the shareholders’ voices to be heard. Ex. 2 ¶¶ 19, 28, 39, 139. Finally, due to the Company’s failure to timely file its annual report on Form 10-K, the Company has been advised by Nasdaq that it is no longer in compliance with Nasdaq’s rules which could result in delisting if the Company does not correct its violation. Ex. 2 ¶¶ 26–27, 128–129. These new developments give rise to additional claims against the Defendants and a compelling need for additional remedies to protect shareholders, including the appointment of a new, independent director to break the deadlock in the Board and directing the Company to hold promptly its annual meeting.

On April 13, 2022, counsel for Plaintiffs contacted counsel for the Defendants, and requested that Defendants consent to the filing of the Amended Verified Complaint attached hereto as Exhibit 2. As of the date of this filing, the Director Defendants have not responded to Plaintiffs’ request. The Company, however, has refused to consent and instead taken the position that “[t]he additional claims included in the proposed amendment have no merit making the amendment futile.”2

IV.    ARGUMENT

Pennsylvania Rule of Civil Procedure 1033 provides that, with leave of court, a party may amend their complaint to aver conduct that occurred after its filing:

A party, either by filed consent of the adverse party or by leave of court, may at any time change the form of action, add a person as a party, correct the name of a party, or otherwise amend the pleading. The amended pleading may aver transactions or occurrences which have happened before or after the filing of the original pleading, even though they give rise to a new cause of action or defense.

[2]	A true and correct copy of the Company’s counsel’s email is attached to the Motion as Exhibit 4.

Pa. R.C.P. 1033. Courts in Pennsylvania have uniformly held that amendments should be liberally permitted except where prejudice to the other party will result. See Hill v. Ofalt, 85 A.3d 540, 557 (Pa. Super. Ct. 2014) (quoting Werner v. Zazyczny, 681 A.2d 1331, 1338 (Pa. 1996)) (“Leave to amend lies within the sound discretion of the trial court and the right to amend should be liberally granted at any stage of the proceedings unless there is an error of law or resulting prejudice to an adverse party.”). “The broad authority of the courts to allow an amendment at any time has repeatedly been formulated as allowing an amendment after the pleadings have been closed, while a motion for judgment on the pleadings is pending, at trial, and even after judgment . . . .” Standard Pennsylvania Practice 2d § 24:27. Courts may deny amendment on grounds of prejudice, for example, due to a plaintiff’s long delay in presenting entirely new theories of recovery until after judgment. Newcomer v. Civil Service Com., 515 A.2d 108, 111 (Pa. Commw. Ct. 1986) (“[T]he later in the case such a petition is filed, the more it can be presumed that prejudice will flow from its grant. . . .”).

A.    Leave to Amend Should be Granted in Light of New Developments Since the Filing of the Complaint.

As described above, a deepening crisis at the Company since the commencement of this action is further injuring Plaintiffs. The foregoing facts, as fully set forth in detail in the proposed Amended Verified Complaint, serve as additional bases for Plaintiffs’ existing claims against Defendants, are highly relevant to this action, and also form the bases of new claims and further remedies. For example, the hopeless deadlock of the Company’s Board combined with the shareholders’ inability to break the deadlock due to the Company’s failure to hold its annual meeting (and thus allow for a director election that may break the deadlock) requires the immediate appointment of a custodian under 15 Pa. C.S. § 1767, at least until the director election is held. Ex. 2 ¶¶ 154–166. And the Company’s failure to set an annual meeting requires additional immediate injunctive relief. Ex. 2 ¶¶ 167–175.

Defendants could not possibly be prejudiced by the proposed amendment because they have not even responded to the Complaint. Instead, Plaintiffs seek amendment at the infancy of this action, prior to the close of pleadings, and Defendants will have ample time to defend against Plaintiffs’ amended claims. C.f. Newcomer, 515 A.2d at 111. Moreover, the newly alleged facts relate to the same or similar course of publicly disclosed conduct already encompassed in Plaintiffs’ existing claims, which broadly allege injury to shareholder rights. Under these circumstances, leave to amend should be freely granted. See Pa. R.C.P. 1033.

Given the embryonic stage of this case and the absence of any Answer or Preliminary Objections filed or any discovery, the Company’s refusal to consent to Plaintiffs’ filing an amended complaint, purportedly based on “futility,” appears designed only to delay and complicate the proceedings in this case. Agreeing to Plaintiffs’ filing would not constitute some admission by Defendants that the new claims are meritorious; it would simply ensure that this Court would address the sufficiency of the pleadings once (in connection with preliminary objections) rather than potentially in seriatim motions. If the Company believes Plaintiffs’ new proposed claims lack merit, it would have no problem including those assertions in preliminary objections to the additional claims after the amended complaint is filed, along with any challenges Defendants intend to assert to the original claims. Rule 1028 requires that all Preliminary Objections to all claims be raised at one time. See Pa. R.C.P. 1028(b) and (c). The Company’s refusal to consent to this amendment violates the spirit of Rule 1028 and the general principal guiding all of the Pennsylvania rules that “[t]he rules shall be liberally construed to secure the just, speedy and inexpensive determination of every action . . .” Pa. R.C.P. 126.

B.    Amendment Is Not “Futile.”

The Company’s contention that the new claims asserted in the proposed Amended Complaint are “futile” cannot succeed as a matter of law. “[T]he right to amend should not be withheld where there is some reasonable possibility that amendment can be accomplished successfully.” Hill, 85 A.3d at 557 (Pa. Super. Ct. 2014) (quoting In re Estate of Luongo, 823 A.2d 942, 946 (Pa. Super. Ct. 2003)). In the very rare case in which a defendant has defeated a plaintiff’s motion for leave to amend, the defendant has had to satisfy the high standard for granting preliminary objections in the nature of a demurrer to the new counts. See, e.g., Cutting Edge Sports, Inc. v. Bene-Marc, Inc., 2006 Phila Ct. Com. Pl. LEXIS 212, at *3 (CCP Phila Cnty. May 2, 2006) (applying “preliminary objection standard” to determine that proposed counts were futile because one was time-barred and the other was supported by “no allegation”). The question presented by a preliminary objection in the nature of demurrer is “whether, on the facts averred, the law says with certainty that no recovery is possible.” Hoffman v. Misericordia Hosp. of Philadelphia, 267 A.2d 867, 868 (Pa. 1970). When evaluating a demurrer, a court must accept as true all well-plead material facts set forth in the complaint, as must draw all reasonable inferences therefrom. Id. “[I]f there is any doubt as to whether the demurrer should be sustained, such doubt should be resolved in favor of refusing to enter it.” Id. Here, Plaintiffs’ proposed amendment contains numerous new well-pled facts that are more than sufficient to support Plaintiffs’ two new causes of action for injunctive and declaratory relief.

In the new proposed Count III, Plaintiffs bring a claim under 15 Pa. C.S. §§ 1767 and 1981(a) which authorize the Court, “upon application of any shareholder,” to “appoint one or more persons to be custodians of and for any business corporation” when it is made to appear that “directors are deadlocked . . . and the shareholders are unable to break the deadlock and that irreparable injury to the corporation is being suffered or is threatened by reason thereof.”

The facts alleged in the proposed Amended Complaint and reasonable inferences to be drawn from those facts amply demonstrate that: (1) the directors are deadlocked; (2) the shareholders are unable to break the deadlock; and (3) that irreparable injury to the corporation is threatened by the deadlock. In particular, as the proposed Amended Complaint details, the Board is split evenly between the four “Concerned Directors” and the four Director Defendants, so much so that the Concerned Directors felt it necessary to publicly air their grievances and invite Republic First shareholders to take action to address the misconduct of their fellow Board members. Ex. 2 ¶¶ 7–15; 120. Apparently, in retaliation, the compensation committee of the Board (which is controlled by the Director Defendants) failed to renew Concerned Director Madonna’s employment agreement with the Company. Ex. 2 ¶ 55. This level of rancor among members of a board of directors of a public company playing out in the press is virtually unprecedented and clearly demonstrates that the Board is in a deadlock, incapable of agreeing on critical issues facing the Company.

While Plaintiffs do not have insight at this early pleading stage prior to any discovery into all of the other disputes between the directors, the Amended Complaint alleges additional facts to demonstrate deadlock including the Company’s (a) failure to respond to Plaintiffs’ multiple direct communications, (b) failure to investigate and remedy related party transactions until required to do so by its independent auditors, and (c) its failure to schedule its annual shareholder meeting and file its annual report on Form 10-K.

Among other things, on February 25, 2022, Plaintiffs delivered a letter to the Board seeking a waiver under the Company’s Articles of Incorporation to exceed 10% ownership of the Company’s shares. The Board did not allow or reject the request; it just never responded at all. Ex. 2 ¶ 92. Likewise, on March 11, 2022, Plaintiffs made a proposal to the Company to inject $50 million in capital into the Company. Again, the Board did not respond to the Proposal before it expired despite Plaintiffs extending the Proposal twice to give the Board additional time to respond substantively. Still the Board failed to act, not even exploring, much less accepting or rejecting the Proposal. Ex. 2 ¶¶ 93–94. Next, the Company has traditionally announced the date for its annual meeting of shareholders on or before March 10th of each year with the meeting taking place in late April or early May. By mid-March 2022, the Company had not announced the date for its 2022 annual meeting. Ex. 2 ¶¶ 123–126. It still has not done so. On March 17, 2022, Republic First announced that it was unable to file its annual report on Form 10-K by the deadline but believed it would be able to file within the fifteen day extension provided by SEC rules. Ex. 2 ¶ 124. Then, on April 1, 2022, the Company announced it was not filing its Form 10-K by the extended deadline because its auditors had demanded an investigation into a number of related-party transactions including those addressed in this action. Ex. 2 ¶ 126. The April 1 announcement gave no indication of how long the delay in filing its Form 10-K would be and also noted that the Company would delay its 2022 Annual Meeting of Shareholders until the conclusion of the investigation and the filing of the Company’s Form 10-K. Id.

In essence, the Director Defendants are taking advantage of their own wrongdoing, which prompted the Concerned Directors’ Press Release and the filing of the original complaint in this action, to remain in power for the foreseeable future while the shareholders are helpless to vote them out, all the while the Board deadlock is preventing the Company from acting on critical issues, like the potential infusion into the Company of $50 million and the filing of the Company’s annual report. Indeed, the deadlock in the Board may have disastrous effects on the Company and its shareholders, as demonstrated by Nasdaq’s troubling notice to the Company regarding its lack of compliance with the listing rules. See Ex. 2 ¶¶ 128–129.

In sum, Plaintiffs’ proposed amended complaint details these facts (and more) to easily demonstrate a reasonable inference that the Company’s directors are deadlocked; that the deadlock is preventing the Board from performing essential business functions endangering the operation of the Company, and that Plaintiffs cannot break the deadlock due to the Company’s failure to hold its annual meeting. Ex. 2 ¶¶ 154–166. Count III of the proposed amended complaint is fully supported and states a strong claim; the Company’s contention to the contrary is meritless.

Likewise, in its new Count IV, the proposed Amended Complaint asserts a claim under 15 Pa. C.S. § 1755 which requires that corporations hold annual shareholder meetings for the election of directors every calendar year. Again, the proposed Amended Complaint pleads ample facts to support this claim. In particular, the Company has itself publicly admitted that its annual meeting—which has historically taken place in April—has been indefinitely delayed pending the conclusion of the investigation requested by the Company’s auditors. This action impermissibly delays and interferes with Plaintiffs’ right to vote for a competing slate of directors at the annual meeting. Ex. 2 ¶¶ 167–175.

Although the Company may not like Plaintiffs’ new factual allegations or may dispute the inferences that may be drawn from them, this does not warrant the Company’s refusal, at this very early stage of the proceedings, to consent to Plaintiffs’ request to amend, as the new allegations are no doubt sufficient to survive any demurrer. See Hill 85 A.3d at 557 (“[T]he right to amend should not be withheld where there is some reasonable possibility that amendment can be accomplished successfully.”); Hoffman, 267 A.2d at 868 (all well-plead material facts must be accepted as true). Id. It is the Company’s objection to this filing that entirely lacks merit—not the proposed Amended Complaint.

V.    RELIEF

For all the foregoing reasons, Plaintiffs respectfully request that the Court grant Plaintiffs’ Motion for Leave to Amend the Complaint and permit Plaintiffs to file the Amended Verified Complaint attached to the Motion as Exhibit 2.

Respectfully submitted,

BALLARD SPAHR LLP
Dated: April 19, 2022	By:
/s/ M. Norman Goldberger
OF COUNSEL: Brian T. Frawley* SULLIVAN & CROMWELL LLP 125 Broad Street New York, NY 10004-2498 212.558.4000 frawleyb@sullcrom.com * pro hac vice forthcoming

David H. Pittinsky, No. 4552

Adrian R. King, Jr., No. 69315

M. Norman Goldberger, No. 28241

Laura E. Krabill, No. 76879

Timothy D. Katsiff, No. 75490

Shawn F. Summers, No. 327471

Paul K. Ort, No. 326044

Attorneys for Plaintiffs

CERTIFICATE OF SERVICE

I hereby certify that on the date set forth below, I caused the foregoing Motion For Leave to Amend Complaint and supporting Brief to be served upon the following parties in the manners indicated below:

via electronic filing:

Stacey A. Scrivani, Esquire Nicholas H. Pennington, Esquire Solomon David, Esquire Attorneys for Defendant Republic First Bancorp, Inc.	Carolyn P. Short, Esquire Valerie E. Brown, Esquire Attorneys for Defendants Vernon W. Hill, II, Theodore J. Flocco, Jr., Brian Tierney, and Barry Spevak

BALLARD SPAHR LLP
Dated: April 19, 2022	By:
/s/ M. Norman Goldberger
OF COUNSEL: Brian T. Frawley* SULLIVAN & CROMWELL LLP 125 Broad Street New York, NY 10004-2498 212.558.4000 frawleyb@sullcrom.com * pro hac vice forthcoming

David H. Pittinsky, No. 4552

Adrian R. King, Jr., No. 69315

M. Norman Goldberger, No. 28241

Laura E. Krabill, No. 76879

Timothy D. Katsiff, No. 75490

Shawn F. Summers, No. 327471

Paul K. Ort, No. 326044

Attorneys for Plaintiffs